Exhibit 23.2

            CONSENT OF PRICE WATERHOUSE LLP, INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-3 (Nos. 33-2083, 33-2084, 33-41236, and 33-48841), in the Prospectuses constituting part of the Registration Statements on Form S-4 (Nos. 333-19523 and 333-28523), and in the Registration Statements on Form S-8 (Nos. 33-16230, 33-25537, 33-29136, 33-37449, 33-41498, 33-41499, 33-41735, 33-41736, 33-49767, 33-57029, and
333-09213) of CSX Corporation of our report dated January 19, 1998 on the consolidated financial statements of Conrail Inc. and subsidiaries for the year ended December 31, 1997, which appears in the Annual Report on Form 10-K of CSX Corporation filed as of February 18, 1998.


                                               /s/ Price Waterhouse LLP
                                                   --------------------
                                                   Price Waterhouse LLP

Philadelphia, PA

February 18, 1998